1347 Property Insurance Holdings, Inc. 8-K

Exhibit 99.1

1347 PROPERTY INSURANCE HOLDINGS, INC. PROVIDES PRELIMINARY ESTIMATE OF CATASTROPHE LOSSES FROM HURRICANE HARVEY

Tampa, FL - September 1, 2017 - 1347 Property Insurance Holdings, Inc. (NASDAQ:PIH) (“PIH” or “the Company”), a property and casualty insurance holding company offering specialty insurance to individual and commercial customers in Louisiana and Texas through its wholly-owned subsidiary, Maison Insurance Company (“Maison”), is providing an update regarding Hurricane Harvey which has received nationwide media coverage since August 25, 2017.

Maison has many policyholders who have been impacted by Hurricane Harvey. While the ultimate cost and impact on the Company’s financial results cannot be determined with certainty at this time, the Company expects to incur losses with respect to insurance claims related to damage resulting from the hurricane. This event primarily impacted the Company's Texas policyholders along with a relatively smaller number of Louisiana policyholders. Since our Texas products do not cover the peril of flood, we expect our losses to arise primarily from South Texas where strong winds made landfall. However, we have a significant number of policies in the greater Houston area where we have not yet been able to assess losses on site.

Based on our early analysis, we expect the gross losses to exceed the $5 million per occurrence retention of our catastrophe excess of loss reinsurance program, but be well within $195 million per occurrence limit. Therefore, the pre-tax losses arising from Hurricane Harvey incurred by the Company, net of reinsurance, are not expected to exceed $5 million.

Doug Raucy, Chief Executive Officer, stated, “Our business exists to support our customers when they need us in exactly this type of situation. We are well-capitalized to handle these claims and have a very solid reinsurance program in place which will limit our net losses resulting from this storm. Our claims team is well prepared and is doing an outstanding job of providing timely and fair assistance to our customers. We are saddened by the suffering so many are experiencing and doing everything we can to help our customers to resume and rebuild their lives.”

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a property and casualty insurance holding company incorporated in Delaware. The Company provides property and casualty insurance in Louisiana and Texas through its wholly-owned subsidiary Maison Insurance Company. The Company’s insurance offerings for personal and commercial customers currently include homeowners, wind and hail only, manufactured home and dwelling fire policies.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements such as estimated catastrophe losses relate to future events or future performance, but reflect Company management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
1347 Property Insurance Holdings, Inc.		The Equity Group Inc.
Douglas N. Raucy		Jeremy Hellman, CFA
Chief Executive Officer		Senior Associate
(813) 579-6210 / draucy@maisonins.com		(212) 836-9626 / jhellman@equityny.com